EXHIBIT 99.1

September 8, 2022

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Kathryn M. Austin, President and CEO at 802-334-7915

Trading Symbol:  CMTV

(Traded on the OTCQX)

Community Bancorp. the parent company of Community National Bank, has declared a dividend of $0.23 per share payable November 1, 2022 to shareholders of record as of October 15, 2022.

Community National Bank is an independent bank that has been serving its communities since 1851, with offices in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.